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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported): April 10, 1998


                                Fresh Foods, Inc.
                                -----------------
               (Exact Name of Registrant as Specified in Charter)



North Carolina                          0-7277                  33-0213512
--------------                          ------                  ----------
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
of Incorporation)                    File Number)           Identification No.)


1 WSMP Drive, P.O. Box 399, Claremont, NC                                  28610
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code:  (704) 459-7626



                                   WSMP, Inc.
                                   ----------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events

         On April 10, 1998, a wholly-owned subsidiary of WSMP, Inc., subsequently renamed Fresh Foods, Inc. (the "Company"), entered into an Asset Purchase Agreement dated as of that date (the "Agreement") with Hudson Foods, Inc. ("Hudson"). The Agreement evidences the definitive terms and conditions of the purchase by the Company, through such subsidiary, of substantially all of the business in Cincinnati, Ohio, and a portion of the business in Caryville, Tennessee, conducted by the Pierre Foods Division of Hudson, a subsidiary of Tyson Foods, Inc. ("Tyson"). Each of the Company and Tyson has unconditionally guaranteed performance of the Agreement by its respective subsidiary. See the text of the Agreement, filed herewith as Exhibit 2.1 except for the schedules and exhibits to the Agreement (which have been omitted). The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any such omitted schedule or exhibit.

Item 7.  Exhibits

         2.1 Asset Purchase Agreement dated as of April 10, 1998 between Fresh Foods of North Carolina, LLC and Hudson Foods, Inc. (schedules and exhibits omitted)



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 13, 1998                          FRESH FOODS, INC.



                                             By: /s/ David R. Clark
                                                 ----------------------
                                                 Name:  David R. Clark
                                                 Title: President


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